Exhibit 10.21

February 22, 2010

Nathan Hanks

21700 Oxnard Street, Suite 1600

Woodland Hills, CA 91367

Dear Nathan:

Reference is hereby made to your amended and restated employment letter agreement with ReachLocal, Inc. (the “Company”), dated as of May 6,2009 (the “Employment Letter”). For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, you and the Company have mutually agreed to amend certain provisions of the Employment Letter as set forth herein.

Accordingly, effective as of the date first written above, the Employment Letter is hereby amended as follows:

1. The language under Section 2 of the Employment Letter is hereby deleted in its entirety and replaced with the following language:

“(a) Base Salary. Effective as of January 1, 2010, the Company will pay you a base salary at the rate of $333,000 per year (“Base Salary”), payable in accordance with the Company’s normal payroll procedures. Your Base Salary may be increased from time to time by the Company in its sole discretion.

(b) Bonus Compensation. You will be eligible to participate in any short- or long- term bonus or incentive plan that the Company may from time to time establish for its senior executives, on a basis consistent with your position.”

2. The language under Section 9(c) of the Employment Letter is hereby deleted in its entirety and replaced with the following language:

“Change in Control” shall have the meaning set forth in the Company’s Change in Control and Severance Policy for Senior Management, as amended from time to time, a copy of which is attached hereto as Exhibit A.”

Except as set forth herein, the Employment Letter shall remain in full force and effect.

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this letter in the space provided below for your signature and returning it to the Company. Please retain one hilly-executed original for your files.

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

Sincerely,
ReachLocal, Inc.

By:
Name:	Zorik Gordon
Title:	CEO

Accepted, Acknowledged and Agreed,

this      day of February, 2010.

Nathan Hanks

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

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EXHIBIT A

Change In Control and Severance Policy

21700 Oxnard Street, Suite 1600 | Woodland Hills, CA 91367 | www.reachlocal.com

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